Exhibit 3

AGREEMENT OF JOINT FILING

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby confirm the agreement by and among them to the joint filing on behalf of them of the Statement on Schedule 13D with respect to the securities of Wausau Paper Corp. and any and all amendments thereto and that this Agreement be included as an Exhibit to such filing. This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same Agreement.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of December 9, 2015.

SCA AMERICAS INC.

By:	/s/ Kevin S. Gorman
Name:	Kevin S. Gorman
Title:	Vice President

SCA US HOLDINGS B.V.

By:	/s/ Duncan Parsons
Name:	Duncan Parsons
Title:	Director

By:	/s/ W.A. Vezmie
Name:	W.A. Vezmie
Title:	Director

SCA GROUP HOLDING B.V.

By:	/s/ Duncan Parsons
Name:	Duncan Parsons
Title:	Director

By:	/s/ W.A. Vezmie
Name:	W.A. Vezmie
Title:	Director

SVENSKA CELLULOSA AKTIEBOLAGET SCA (publ)

By:	/s/ Mikael Schmidt
Name:	Mikael Schmidt
Title:	Senior Vice President & General Counsel